Exhibit 2


                          SECURE COMPUTING CORPORATION
                             2340 ENERGY PARK DRIVE
                               ST. PAUL, MN 55108


                               September 21, 2008

To Holders of Outstanding Warrants to Acquire Secure Computing Corporation Capital Stock

     Re:  Potential Acquisition of Secure Computing Corporation; Effect on
          ----------------------------------------------------------------
          Outstanding Warrants
          --------------------

To Whom It May Concern:

     Secure Computing Corporation, a Delaware Corporation (the "Company") is currently engaged in negotiations with McAfee, Inc., a Delaware corporation ("Parent"), to enter into an Agreement and Plan of Merger (the "Merger Agreement") which provides for the merger (the "Merger") of a subsidiary of Parent ("Merger Sub") with and into the Company with the Company surviving and pursuant to which all outstanding capital stock of the Company will be cancelled and converted into the right to receive the consideration set forth in the Merger Agreement. The undersigned is a holder (the "Warrant Holder") of outstanding warrants to acquire shares of the Company's common stock described on Exhibit A attached hereto.

     By countersigning below, in consideration of and as an inducement to Parent and Merger Sub entering into the Merger Agreement, and for other good and valuable consideration, the undersigned Warrant Holder agrees as follows: (i) each of the warrants described on Exhibit A attached hereto, of which Warrant Holder is the sole legal and beneficial owner, shall be terminated with no further force or effect concurrently with, and with effect from, the effective time of the Merger, without any further notice to or action by the Warrant Holder and Warrant Holder acknowledges and agrees that it will not be entitled to receive any portion of the Merger Consideration under the Merger Agreement in respect thereof; (ii) other than the Warrants described on Exhibit A and pursuant to the terms of the 700,000 shares of Series A Convertible Preferred Stock owned by the undersigned, the undersigned Warrant Holder holds no options, warrants, or similar rights to acquire any shares of the capital stock of the Company; (iii) the undersigned Warrant Holder hereby waives receipt of any required notices or the expiration of any required notice periods that may be required pursuant to the terms of the warrants described on Exhibit A in order for the Company to consummate the Merger and (iv) any rights under Section 18 of the Warrant are expressly waived and that Section 18 shall not, in any way, prevent or prohibit the Merger.


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Page 2

     If either (i) the Merger Agreement is terminated in accordance with its terms or (ii) the per share merger consideration payable pursuant to the terms of the Merger Agreement to the holder of a share of common stock of the Company is increased to an amount that exceeds the exercise price of the Warrant, this agreement shall automatically terminate and have no further force or effect, and the warrants described on Exhibit A will remain effective in accordance with their terms. This Agreement shall not prevent the exercise of the Warrant prior to the effective time of the Merger.

     If you have any questions, please do not hesitate to contact the undersigned.

                                   Sincerely,

                                   Secure Computing Corporation



                                   By:     /s/ Daniel P. Ryan
                                           -------------------------------------

                                   Name:   Daniel P. Ryan
                                           -------------------------------------

                                   Title:  President and Chief Executive Officer
                                           -------------------------------------

Acknowledged & Agreed:

Warburg Pincus Private Equity IX, L.P.

Warburg Pincus Private Equity IX, L.P.
By:  Warburg Pincus IX LLC, its General Partner
By:  Warburg Pincus Partners LLC, its Managing Member
By:  Warburg Pincus & Co., its Managing Member



By:   /s/ Cary Davis
      ---------------------------------------

Name: Cary Davis
      ---------------------------------------

Title: Partner







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                                    EXHIBIT A

                              SCHEDULE OF WARRANTS


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Date of Warrant        Number & Class of Shares            Exercise Price

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January 12, 2006       1,064,259.93 shares of common stock 13.85
                       of the Company
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